Exhibit 99.1

Erasca Announces Proposed Public Offering of $150 Million of Common Stock

01.20.2026

SAN DIEGO, Jan. 20, 2026 (GLOBE NEWSWIRE) – Erasca, Inc. (Nasdaq: ERAS), a clinical-stage precision oncology company singularly focused on discovering, developing, and commercializing therapies for patients with RAS/MAPK pathway-driven cancers, today announced that it intends to offer and sell, subject to market and other conditions, $150.0 million of shares of its common stock in a proposed underwritten public offering. All of the shares of common stock to be sold in the proposed offering are being offered by Erasca. In addition, Erasca intends to grant the underwriters a 30-day option to purchase up to an additional $22.5 million of shares of its common stock. There can be no assurance as to whether or when the proposed public offering may be completed, or as to the actual size or terms of the proposed offering.

Erasca intends to use the net proceeds from the proposed offering, together with its existing cash, cash equivalents, and marketable securities, to fund the research and development of its product candidates and other development programs and for working capital and other general corporate purposes.

J.P. Morgan, Morgan Stanley, Jefferies, and Evercore ISI are acting as joint book-running managers for the proposed offering.

The securities described above are being offered by Erasca pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed with the Securities and Exchange Commission (SEC) and was declared effective on August 22, 2025. A preliminary prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC. Copies of the prospectus supplement for this offering may be obtained, when available, by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, or by email at prospectus@morganstanley.com; Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com; and Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, NY 10055, by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Erasca

At Erasca, our name is our mission: To erase cancer. We are a clinical-stage precision oncology company singularly focused on discovering, developing, and commercializing therapies for patients with RAS/MAPK pathway-driven cancers. Our company was co-founded by leading pioneers in precision oncology and RAS targeting to create novel therapies and combination regimens designed to comprehensively shut down the RAS/MAPK pathway for the treatment of patients with cancer. We believe our team’s capabilities and experience, further guided by our scientific advisory board which includes the world’s leading experts in the RAS/MAPK pathway, uniquely position us to achieve our bold mission of erasing cancer.

Forward Looking Statements

Erasca cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: our expectations regarding the completion, timing and size of the proposed offering and our intended use of proceeds therefrom, and the grant of the option to purchase additional shares. Actual results may differ from those set forth in this press release due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks and uncertainties inherent in our business described in our prior filings with the SEC, including under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com

Source: Erasca, Inc.